UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2009

DCP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

DELAWARE	001-32678	03-0567133
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

370 17th Street, Suite 2775
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 633-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 7, 2009, DCP Midstream Partners, LP announced its financial results for the first quarter of 2009 pursuant to a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The release contains measures that are not financial measures under accounting principles generally accepted in the United States of America, or GAAP, for the periods disclosed, including adjusted segment gross margin for each of the natural gas services segment and the wholesale propane logistics segment, as well as segment gross margin for the NGL logistics segment. The most directly comparable GAAP financial measure is segment net income or loss for each such segment, which GAAP financial measures are set forth in the release and below for the applicable periods presented:

	Three Months Ended March 31,
	2009	2008
	(Millions)

Natural Gas Services Segment:
Segment net income (loss) attributable to partners	$11.3	$(1.8)

Wholesale Propane Logistics Segment:
Segment net income attributable to partners	$22.8	$5.6

NGL Logistics Segment:
Segment net income attributable to partners	$1.0	$1.7

In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press Release dated May 7, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP
its General Partner

By:	DCP MIDSTREAM GP, LLC
its General Partner

By:	/s/ Michael S. Richards
Name: Michael S. Richards
Title: Vice President, General Counsel and Secretary

May 7, 2009

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release dated May 7, 2009